Exhibit 10.1

THIRD AMENDMENT
TO
RIGHTS AGREEMENT

This THIRD AMENDMENT (this “Amendment”) dated as of April 30, 2007 to the Rights Agreement, dated as of October 14, 1998 (the “ Rights Agreement“) by and between North American Scientific, Inc., a Delaware corporation (the “ Company“), and U.S. Stock Transfer Corporation, a California corporation (the “ Rights Agent“), is entered into between such parties. Capitalized terms used but not defined herein are used herein as defined in the Rights Agreement.

WHEREAS, the Company has determined that the existing provisions of the Rights Agreement may be construed, contrary to the intent of the Rights Agreement, such that a Person might be deemed to be or become an “Acquiring Person” thereunder, even though such Person is acting inadvertently and has no intention of changing or influencing control of the Company, and that such circumstance may adversely affect the Company and its stockholders;

WHEREAS, the Company has determined that on account of the foregoing, the Rights Agreement might be deemed to include one or more ambiguities, or might be determined to be defective, and in any event that it would be desirable to amend the Rights Agreement to protect the interests of the Company and its stockholders and to conform to the intent of the Rights Agreement;

WHEREAS, under the terms of the Rights Agreement, the Board of Directors of the Company has the right and power to determine whether a Person is an Acquiring Person and whether any proposed amendment to the Rights Agreement adversely affects the interests of the holders of the Rights Certificates;

WHEREAS, the Board of Directors of the Company has determined that the amendment to the Rights Agreement as set forth herein will not adversely affect the interests of the holders of the Rights Certificates;

WHEREAS, pursuant to Section 26 of the Rights Agreement, under circumstances set forth therein, (i) the Company may supplement or amend any provision of the Rights Agreement, and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 26 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment;

WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and to direct the Rights Agent to execute this Amendment;

WHEREAS, this Amendment shall become effective immediately; and

WHEREAS, the Board of Directors of the Company has adopted a resolution determining that the amendment of the Rights Agreement on the terms set forth herein is advisable and in the best interests of the Company and its stockholders, and that such amendment will not adversely affect the interests of the holders of the Rights Certificates;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

1. Effectiveness of this Amendment. This Amendment is executed pursuant to Section 26 of the Rights Agreement. The Company, by its execution of this Amendment, hereby directs the Rights Agent to execute this Amendment. This Amendment shall take effect immediately upon the execution hereof by the Company and the delivery of the certificate required pursuant to Section 26 of the Rights Agreement.

2. Certification of Appropriate Officer. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to the Rights Agent that (a) he is an “appropriate officer” as such term is used in Section 26 of the Rights Agreement, and (b) this Amendment is in compliance with Section 26 of the Rights Agreement.

3. Defined Terms. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Rights Agreement.

4. No Other Provisions Affected. Except to the extent expressly amended by this Amendment, all of the provisions of the Rights Agreement shall remain in full force and effect.

5. Amendment to the Rights Agreement. The Rights Agreement is hereby amended as follows:

Acquiring Person. The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following as a new paragraph:

“Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Rights Agreement, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, and such Person, as promptly as practicable divested or divests himself or itself of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, the Board of Directors of the Company may determine that such Person is not an “Acquiring Person” for any purposes of this Rights Agreement. In the event a Share Acquisition Date or a Distribution Date would have been deemed to have occurred on account of a Person being or becoming an Acquiring Person, and, in accordance with the terms of this paragraph, the Board of Directors of the Company shall have determined that such Person is not an Acquiring Person, then such Share Acquisition Date or Distribution Date, or both, as applicable, shall be deemed not to have occurred for any purposes of this Agreement.”

6. References to the Rights Agreement. All references in the Rights Agreement, and the exhibits thereto, to the Rights Agreement or any specific provision thereof (including references that use the terms “hereto” and “hereof”), as well as in the legends affixed to certificates issued for Common Stock pursuant to Section 3(c) of the Rights Agreement, shall, without any specific references expressly and individually to any of the foregoing amendments, automatically be deemed references to the Rights Agreement or the applicable specific provisions thereof (as the case may be) as amended by this Amendment, with the same force and effect as if expressly and individually amended in that respect by this Amendment.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts or choice of law principles thereof.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of the Amendment as well as any facsimile, telecopy or other reproduction thereof.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, and attested, all as of the date and year first above written.

NORTH AMERICAN SCIENTIFIC, INC.

By:	/s/ David N. King
Name: David N. King
Its: Corporate Secretary

U.S. STOCK TRANSFER CORPORATION

By:	/s/ Syed A. Hussaini
Name: Syed A. Hussaini
Its: Vice President